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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-118321 and 333-91286) of CTI Molecular Imaging, Inc. of our report dated December 10, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Atlanta, Georgia
DECEMBER 14, 2004